--------------------------------------------------------------------------------
                                                    PRESS RELEASE
--------------------------------------------------------------------------------
[SPSS LOGO]      SPSS Inc.                          www.spss.com
                 233 S. Wacker Drive, 11th floor    PR Telephone  1.800.525.4980
                 Chicago, IL 60606-6307 USA         PR Fax  1.312.651.3690
                 1.312.651.3000                     PR E-mail  pr@spss.com



FOR IMMEDIATE RELEASE
Oct. 29, 2001


         PRESS CONTACT
         MaryEllen Hartigan               John Hoye
         SPSS Inc.                        NetGenesis Corporation
         1-800-525-4980                   1-800-982-6351
         pr@spss.com                      jhoye@netgen.com




                      SPSS INC. TO ACQUIRE NETGENESIS CORP.

      MERGER OF INDUSTRY LEADERS COMBINES ONLINE AND OFFLINE ANALYTICS FOR
                     ENTERPRISE-WIDE ANALYTIC CRM SOLUTIONS

          CHICAGO -10/29/01 - Uniting the technology and expertise of leading offline and online analytics companies, SPSS Inc. (Nasdaq: SPSS), a worldwide provider of analytical technology, signed a definitive agreement to acquire NetGenesis Corp. (Nasdaq: NTGX), the leading provider of E-Metrics solutions for Global 2000 companies. The acquisition brings together the NetGenesis technology and expertise for web-centric data analysis with the SPSS Inc. data mining and predictive analytics capabilities for data warehouses, call centers, and marketing automation systems. The transaction represents another step in SPSS Inc.'s strategy to build on its core capabilities while taking a leadership position in the emerging analytic customer relationship management (CRM) market.

          "We are making investments that enable us to strengthen and develop our core competencies so that we emerge from this economic downturn as a stronger organization," said Jack Noonan, president and chief executive officer of SPSS Inc. "Current market conditions are providing us with unique opportunities to accomplish this objective. Our merger with NetGenesis is a perfect example. Where before we could only dream of adding NetGenesis web-oriented capability to our multi-channel analytical CRM framework, today we are making it a reality."


                                    - more -

SPSS INC. TO ACQUIRE NETGENESIS CORP.                                          2
--------------------------------------------------------------------------------

          The combination of SPSS Inc. and NetGenesis technology and expertise will deliver the first enterprise analytical CRM solution providing online and offline data analysis with a broad range of predictive analytics. SPSS Inc. has developed and acquired an extensive set of highly scalable analytical technologies over its 30-plus year history. Acquiring NetGenesis expands the company's offerings to include a new, more powerful set of online analytical capabilities. The merger brings the best of online and offline data analysis in one comprehensive offering, from one organization.

          "The overall market is moving towards an integrated, multi-channel view of the customer as a way to improve customer acquisition, profitability and loyalty. The trend is for analytical customer relationship management providers to deliver broader, cross-channel solutions that customers can adopt to measure the impact of their marketing spending independent of the customer channel touchpoint - whether online or offline. This combination provides customers with the most compelling combination of analytics, research and discovery," said Aaron Zornes, executive vice president and director, META Group.

          NetGenesis provides E-Metrics Solutions through a combination of software and analytic consulting. E-Metrics are key performance indicators that combine online behavior with operational metrics to measure the effectiveness of online initiatives. The NetGenesis Solution enables organizations to quantify the ROI of complex Web initiatives - from marketing spending, to site design improvements, to customer acquisition, conversion and retention. NetGenesis has over 400 enterprise customers, with a significant presence in the financial services, high technology, telecommunications and media/publishing vertical markets.

          "We share a common vision with SPSS to provide the first enterprise-wide analytical CRM solution suite merging online and offline customer analysis and prediction," said Lawrence Bohn, NetGenesis chairman, president and chief executive officer. "With them we can accomplish things that we could not have done as a stand-alone entity. The acquisition comes very close to being a natural fit."

          Upon completion of the transaction, NetGenesis will be integrated into CustomerCentric Solutions (CCS), the SPSS Inc. division devoted to the delivery of enterprise-wide analytical solutions that help drive greater value from CRM initiatives. The move will transform CCS from a start-up division into a mature organization with an established customer base and revenue stream.

          "We expect to realize significant synergies from this relationship," said Sue Phelan, president, CustomerCentric Solutions. "SPSS and NetGenesis already work with common partners, the vertical markets we target are complementary, and our technologies share a common, cross-platform, open architecture." CCS and NetGenesis will form a business that sells an integrated solution for customer-focused, multi-channel analytic CRM.


                                    - more -

SPSS INC. TO ACQUIRE NETGENESIS CORP.                                          3
--------------------------------------------------------------------------------

          Noonan concluded, "The incredible intellectual capital of NetGenesis complements the SPSS Inc. tradition of setting the industry standard in data analysis. Combining the strengths of two such industry leaders extends the reach and relevance of what we offer."

TERMS OF THE AGREEMENT

          Subject to approval by shareholders and regulatory agencies, the transaction should conclude during the quarter ending December 31, 2001. Under the terms of the agreement, SPSS Inc. will issue approximately 2.4 million shares of common stock to NetGenesis shareholders, equating to an approximate price per share of $1.80 and a total $44.6 million valuation. SPSS Inc. management expects to run the combined entity at approximately the same operating margin as was SPSS Inc. prior to the merger, thus making the transaction non-dilutive in the first 12 months.

          "Along with its obvious strategic benefits, the NetGenesis acquisition should add between $15 and $20 million in revenues in 2002 and be accretive to earnings by 2003," said Edward Hamburg, executive vice president and chief financial officer of SPSS Inc. "Our balance sheet will also strengthen with the addition of about $30 million in cash. We certainly have a formidable task identifying the cost savings required to make this acquisition successful, but there are significant synergies between the companies with which to work."

          Hamburg explained that SPSS Inc. will incur one-time costs associated with the transaction, almost all of which are expected to occur in the fourth quarter of 2001. In addition, the company commissioned and will receive an appraisal of all the acquired assets from an independent valuation firm. Based on this appraisal and pursuant to the new FAS 141 and 142 rules pertaining to business combinations and the treatment of goodwill and other intangible assets, the company expects to record non-cash charges going forward from the amortization of intangible assets, as well as record a one-time, non-cash charge in the fourth quarter of 2001 related to the portion of the purchase price allocated to in process research and development. In process research and development is primarily comprised of future software product enhancements that are under development.

          On October 29, 2001, at 1:00 p.m. (EST), SPSS Inc. will hold a conference call to discuss the benefits of the acquisition and its impact on the industry. To participate in the live call, please dial 1-800-289-0437 (confirmation number 562862). Use the conference call name NetGenesis. The live call and replay will also be available online at www.spss.com/invest.


                                    - more -

SPSS INC. TO ACQUIRE NETGENESIS CORP.                                          4
--------------------------------------------------------------------------------

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WITHIN THE MEANING OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS
AMENDED:
Certain statements in this press release are forward-looking statements. Such statements can be identified by phrases such as "should be," "can generate," and "expects." Such statements also involve known and unknown risks, including market conditions and competition, which may cause the company's actual results, performance, achievements, or industry results, to be materially different than any future results, performance or achievements expressed or implied in or by such forward-looking statements. By way of example and not limitation, known risks and uncertainties include changes in: market conditions, especially in Asia; changes and/or product demand and acceptance; the competitive environment; product release schedules; and currency fluctuations. In light of these and other risks and uncertainties, the inclusion of a forward-looking statement in this release should not be regarded as a representation by the company that any future results, performance or achievements will be attained. The company assumes no obligation to update the information contained in this press release. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in SPSS' periodic reports (copies of which are available from SPSS upon request).

ABOUT SPSS INC.
SPSS Inc., (Nasdaq: SPSS) headquartered in Chicago, IL, USA, is a worldwide provider of analytical technology that enables organizations to manage the future. The company's solutions and products are used to improve decision-making by learning from the past, understanding the present, and anticipating potential problems and opportunities. SPSS analytical technology is brought to the market through five divisions: CustomerCentric Solutions (for integrated analytical CRM solutions); SPSS BI (for data mining and statistical products and services); ShowCase (for end-to-end business intelligence solutions for customers running critical IBM(R)eServer iSeries(TM) or AS/400(R) applications); SPSS MR (for analytical solutions in the market research industry); and SPSS Enabling Technologies (for integration of SPSS technologies in third party solutions). For more information, visit www.spss.com.

ABOUT NETGENESIS
NetGenesis provides E-Metrics Solutions-a combination of software and analytic consulting services that dramatically improve the financial performance of e-business initiatives. The NetGenesis Solution enables customers to quantify the return on investment of complex Web initiatives-from marketing to site design improvements, to customer acquisition, conversion and retention. NetGenesis has over 400 market-leading customers including British Telecommunications, Charles Schwab, DoubleClick, Fidelity Investments, General Electric, Sun Microsystems, Time and Verizon. NetGenesis has strategic relationships with industry leaders such as ATG, BEA Systems Inc., Digitas, IBM, Interwoven, Navisite, Oracle, Sun iPlanet, Sun Microsystems and Vignette. For more information contact 617-665-9200 (United States), +44 0207 747 3510 (United Kingdom), +49-241-978870 (Germany) or visit HTTP://WWW.NETGENESIS.COM.


ABOUT CUSTOMER CENTRIC SOLUTIONS
CustomerCentric Solutions, a division of SPSS Inc.(NASDAQ:SPSS),extends the company's expertise in analytical technology and enterprise-wide solutions to help drive greater value from customer relationship management initiatives. The division's flagship offering, CustomerCentric, helps companies manage their most valuable asset - customers - and optimize revenue by increasing the number of customers, customer value, and customer loyalty. CustomerCentric aligns organizations around customers, provides deeper customer understanding, and drives more effective interactions with customers. Leading enterprises worldwide in the e-business, finance, retail, and telecommunications industries rely on the analytical power of CustomerCentric to discover what customers want and predict what they will do next. For more information, please visit www.spss.com/customercentric.